Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Blue Sun Media, Inc

(A Development Stage Company)

Central Point, Oregon

We hereby consent to the inclusion in this form 10-K, Annual Report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 of our report dated March 8, 2012 relating to the financial statements of Blue Sun Media, Inc. as of the and for the year ended December 31, 2011.

/s/ ZS Consulting Group LLP

Melville, New York

March 12, 2012

115 Broad Hollow Road, Suite 350     Melville, New York 11747

Tel: (516) 394-3344     Fax:  (516) 908-7867

www.zmscpas.com